EXHIBIT 16



                      TAIT, WELLER & BAKER
                  Certified Public Accountants
                Two Penn Center Plaza, Suite 700
              Philadelphia, Pennsylvania 19102-1707






                                        May 23, 1997



Securities and Exchange Commission
Washington, D.C. 20549

Re:  Transtech Industries, Inc.
     File No. 0-6512

Dear Sir or Madam:

     We have read Item 4 of the Form 8-K of Transtech Industries,
Inc. dated May 23, 1997, and agree with the statements contained therein.


                                        Very truly yours,



                                        TAIT, WELLER & BAKER
















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